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                                                                   EXHIBIT 10.22


                             MASTER LEASE AGREEMENT


      THIS MASTER LEASE AGREEMENT, dated as of 04/30/96 ("AGREEMENT"), between GENERAL ELECTRIC CAPITAL CORPORATION, with an office at 303 INTERNATIONAL CIRCLE SUITE 300, HUNT VALLEY, MD 21031 (hereinafter called, together with its successors and assigns, if any, "LESSOR"), and XETEL CORPORATION, a CORPORATION organized and existing under the laws of the State of DELAWARE with its mailing address and chief place of business at 2525 BROCKTON DRIVE , AUSTIN, TX 78756 (hereinafter called "LESSEE").

                                  WITNESSETH:
 I.  LEASING:

      (a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("EQUIPMENT") described in Annex A to any schedule hereto ("SCHEDULE"). Terms defined in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule.

      (b) The obligation of Lessor to purchase Equipment from the manufacturer or supplier thereof ("SUPPLIER") and to lease the same to Lessee under any Schedule shall be subject to receipt by Lessor, prior to the Lease Commencement Date (with respect to such Equipment), of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule relating to the Equipment then to be leased hereunder, (ii) a Purchase Order Assignment and Consent in the form of Annex B to the applicable Schedule, unless Lessor shall have delivered its purchase order for such Equipment, (iii) evidence of insurance which complies with the requirements of Section X, and
(iv) such other documents as Lessor may reasonably request. As a further condition to such obligations of Lessor, Lessee shall, upon delivery of such Equipment (but not later than the Last Delivery Date specified in the applicable Schedule) execute and deliver to Lessor a Certificate of Acceptance (in the form of Annex C to the applicable Schedule) covering such Equipment, and, if requested by Lessor, deliver to Lessor a bill of sale therefor (in form and substance satisfactory to Lessor). Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier. Upon execution by Lessee of any Certificate of Acceptance, the Equipment described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

II.  TERM, RENT AND PAYMENT:

      (a) The rent payable hereunder and Lessee's right to use the Equipment shall commence on the date of execution by Lessee of the Certificate of Acceptance for such Equipment ("LEASE COMMENCEMENT DATE"). The term of this Agreement shall be the period specified in the applicable Schedule. If any term is extended, the word "term" shall be deemed to refer to all extended terms, and all provisions of this Agreement shall apply during any extended terms, except as may be otherwise specifically provided in writing.

      (b) Rent shall be paid to Lessor at its address stated above, except as otherwise directed by Lessor. Payments of rent shall be in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. If one or more Advance Rentals are payable, such Advance Rental shall be (i) set forth on the applicable Schedule, (ii) due upon acceptance by Lessor of such Schedule, and (iii) when received by Lessor, applied to the first rent payment and the balance, if any, to the final rental payment(s) under such Schedule. In no event shall any Advance Rental or any other rent payments be refunded to Lessee. If rent is not paid within ten days of its due date, Lessee agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.

III.  RENT ADJUSTMENT:

      (a) The periodic rent payments in each Schedule have been calculated on the assumption (which, as between Lessor and Lessee, is mutual) that the maximum effective corporate income tax rate (exclusive of any minimum tax rate) for calendar-year taxpayers ("EFFECTIVE RATE") will be thirty-five percent (35%) each year during the lease term.

      (b) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Internal Revenue Code of 1986, as amended, (the "CODE")), the Effective Rate is higher than thirty-five percent (35%) for any year during the lease term, then Lessor shall have the right to increase such rent payments by requiring payment of a single additional sum equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Termination Value, divided by (iii) the difference between the new Effective Tax Rate (expressed as a decimal) and one
(1). The adjusted Termination Value shall be the Termination Value (calculated as of the first rental due in the year for which such adjustment is being made) less the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all subsequent years of the lease term). Lessee shall pay to Lessor the full amount of the additional rent payment on the later of (i) receipt of notice or
(ii) the first day of the year for which such adjustment is being made.

      (c) Lessee's obligations under this Section III shall survive any expiration or termination of this Agreement.

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IV.  TAXES:  Except as provided in Sections III and XV(c), Lessee shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rentals or receipts hereunder), any Schedule, Lessor or Lessee by any foreign, federal, state or local government or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called "TAXES"). Lessee shall (i) reimburse Lessor upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor, (ii) on request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes, (iii) on all reports or returns show the ownership of the Equipment by Lessor, and (iv) send a copy thereof to Lessor.

V.    REPORTS:

      (a) Lessee will notify Lessor in writing, within ten (10) days after any tax or other lien shall attach to any Equipment, of the full particulars thereof and of the location of such Equipment on the date of such notification.

      (b) Lessee will within ninety (90) days of the close of each fiscal year of Lessee, deliver to Lessor, Lessee's balance sheet and profit and loss statement, certified by a recognized firm of certified public accountants.
Upon request Lessee will deliver to Lessor quarterly, within ninety (90) days of the close of each fiscal quarter of Lessee, in reasonable detail, copies of Lessee's quarterly financial report certified by the chief financial officer of Lessee.

      (c) Lessee will permit Lessor to inspect any Equipment during normal business hours.

      (d) Lessee will keep the Equipment at the Equipment Location (specified in the applicable Schedule) and will promptly notify Lessor of any relocation of Equipment. Upon the written request of Lessor, Lessee will notify Lessor forthwith in writing of the location of any Equipment as of the date of such notification.

      (e) Lessee will promptly and fully report to Lessor in writing if any Equipment is lost or damaged (where the estimated repair costs would exceed ten percent (10%) of its then fair market value), or is otherwise involved in an accident causing personal injury or property damage.

      (f) Within sixty (60) days after any request by Lessor, Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default (as described in Section XII) or event which with notice or lapse of time (or both) would become such a default.

VI.  DELIVERY, USE AND OPERATION:

      (a) All Equipment shall be shipped directly from the Supplier to Lessee.

      (b) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable federal, state, and local laws and regulations.

      (c) LESSEE SHALL NOT ASSIGN, MORTGAGE, SUBLET OR HYPOTHECATE ANY EQUIPMENT, OR THE INTEREST OF LESSEE HEREUNDER, NOR SHALL LESSEE REMOVE ANY EQUIPMENT FROM THE CONTINENTAL UNITED STATES, WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR.

      (d) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which result from acts of Lessor.

VII.  SERVICE:

      (a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations, normal wear and tear excepted. Lessee shall, if at any time requested by Lessor, affix in a prominent position on each unit of Equipment plates, tags or other identifying labels showing ownership thereof by Lessor.

      (b) Lessee will not, without the prior consent of Lessor, affix or install any accessory, equipment or device on any Equipment if such addition will impair the originally intended function or use of such Equipment. All additions, repairs, parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any Equipment which are not readily removable shall be made only in compliance with applicable law, including Internal Revenue Service guidelines, and shall become the property of Lessor. Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix or install any Equipment to or in any other personal or real property.

      (c) Any alterations or modifications to the Equipment that may, at any time during the term of this Agreement, be required to comply with any applicable law, rule or regulation shall be made at the expense of Lessee.
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VIII.  STIPULATED LOSS VALUE:  Lessee shall promptly and fully notify Lessor in writing if any unit of Equipment shall be or become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable determination of Lessee, or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "CASUALTY OCCURRENCES"). On the rental payment date next succeeding a Casualty Occurrence (the "PAYMENT DATE"), Lessee shall pay Lessor the sum of (x) the Stipulated Loss Value of such unit calculated as of the rental next preceding such Casualty Occurrence ("CALCULATION DATE"); and
(y) all rental and other amounts which are due hereunder as of the Payment
Date. Upon payment of all sums due hereunder, the term of this lease as to such unit shall terminate and (except in the case of the loss, theft or complete destruction of such unit) Lessor shall be entitled to recover possession of such unit.

IX. LOSS OR DAMAGE: Lessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever from the time the Equipment is shipped to Lessee.

X. INSURANCE: Lessee agrees, at its own expense, to keep all Equipment insured for such amounts and against such hazards as Lessor may require, including, but not limited to, insurance for damage to or loss of such Equipment and liability coverage for personal injuries, death or property damage, with Lessor named as additional insured and with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee. The insurance shall provide (i) liability coverage in an amount equal to at least ONE MILLION U.S. DOLLARS ($1,000,000.00) total liability per occurrence, and (ii) casualty/property damage coverage in an amount equal to the higher of the Stipulated Loss value or the full replacement cost of the Equipment; or at such other amounts as may be required by Lessor. All such policies shall be with companies, and on terms, satisfactory to Lessor. Lessee agrees to deliver to Lessor evidence of insurance satisfactory to Lessor. No insurance shall be subject to any co-insurance clause. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies. Any expense of Lessor in adjusting or collecting insurance shall be borne by Lessee. Lessee will not make adjustments with insurers except (i) with respect to claims for damage to any unit of Equipment where the repair costs do not exceed ten percent (10%) of such unit's fair market value, or (ii) with Lessor's written consent. Said policies shall provide that the insurance may not be altered or canceled by the insurer until after thirty (30) days written notice to Lessor. Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor hereunder.

XI.  RETURN OF EQUIPMENT:

      (a) Upon any expiration or termination of this Agreement or any Schedule, Lessee shall promptly, at its own cost and expense: (i) perform any testing and repairs required to place the affected units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for their originally intended purpose;
(ii) if deinstallation, disassembly or crating is required, cause such units to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Lessor; and
(iii) return such units to a location within the continental United States as Lessor shall direct.

      (b) Until Lessee has fully complied with the requirements of Section XI(a) above, Lessee's rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term. Lessor may terminate such continued leasehold interest upon ten (10) days notice to Lessee.

XII.  DEFAULT:

      (a) Lessor may in writing declare this Agreement in default if: Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within ten (10) days; Lessee breaches any of its insurance obligations under Section X; Lessee breaches any of its other obligations and fails to cure that breach within thirty (30) days after written notice thereof; any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect; Lessee becomes insolvent or ceases to do business as a going concern; any Equipment is illegally used; or a petition is filed by or against Lessee or any guarantor of Lessee's obligations to Lessor under any bankruptcy or insolvency laws. Such declaration shall apply to all Schedules except as specifically excepted by Lessor.

      (b) After default, at the request of Lessor, Lessee shall comply with the provisions of Section XI(a). Lessee hereby authorizes Lessor to enter, with or without legal process, any premises where any Equipment is believed to be and take possession thereof. Lessee shall, without further demand, forthwith pay to Lessor (i) as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated as of the rental next preceding the declaration of default), and (ii) all rentals and other sums then due hereunder. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment; and Lessor may use Lessee's premises for any or all of the foregoing without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder; then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be retained by Lessor. Lessee shall pay any deficiency in (1) and (2) forthwith.
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      (c)   The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay Lessor's actual attorney's fees incurred in connection with the enforcement, assertion, defense or preservation of Lessor's rights and remedies hereunder, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default.

      (d) Any default under the terms of this or any other agreement between Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.

XIII. ASSIGNMENT: Lessor may, without the consent of Lessee, assign this Agreement or any Schedule. Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and all other amounts payable under any assigned Equipment Schedule to such assignee or as instructed by Lessor. Lessee further agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.

XIV. NET LEASE; NO SET-OFF, ETC: This Agreement is a net lease. Lessee's obligation to pay rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reductions of, or set- offs against, said rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort or negligence of Lessor) of Lessee against Lessor under this Agreement or otherwise. Nor shall this Agreement terminate or the obligations of Lessee be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause. It is the intention of the parties that rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.

XV.  INDEMNIFICATION:

      (a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, its agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature, in contract or tort, whether caused by the active or passive negligence of Lessor or otherwise, and including, but not limited to, Lessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

      (b) Lessee hereby represents, warrants and covenants that (i) on the Lease Commencement Date for any unit of Equipment, such unit will qualify for all of the items of deduction and credit specified in Section C of the applicable Schedule ("TAX BENEFITS") in the hands of Lessor (all references to Lessor in this Section XV include Lessor and the consolidated taxpayer group of which Lessor is a member), and (ii) at no time during the term of this Agreement will Lessee take or omit to take, nor will it permit any sublessee or assignee to take or omit to take, any action (whether or not such act or omission is otherwise permitted by Lessor or the terms of this Agreement), which will result in the disqualification of any Equipment for, or recapture of, all or any portion of such Tax Benefits.

      (c) If as a result of a breach of any representation, warranty or covenant of the Lessee contained in this Agreement or any Schedule (x) tax counsel of Lessor shall determine that Lessor is not entitled to claim on its Federal income tax return all or any portion of the Tax Benefits with respect to any Equipment, or (y) any such Tax Benefit claimed on the Federal income tax return of Lessor is disallowed or adjusted by the Internal Revenue Service, or
(z) any such Tax Benefit is recomputed or recaptured (any such determination, disallowance, adjustment, recomputation or recapture being hereinafter called a "LOSS"), then Lessee shall pay to Lessor, as an indemnity and as additional rent, such amount as shall, in the reasonable opinion of Lessor, cause Lessor's after-tax economic yields and cash flows, computed on the same assumptions, including tax rates (unless any adjustment has been made under Section III hereof, in which case the Effective Rate used in the next preceding adjustment shall be substituted), as were utilized by Lessor in originally evaluating the transaction (such yields and flows being hereinafter called the "NET ECONOMIC RETURN") to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. Such amount shall be payable upon demand accompanied by a statement describing in reasonable detail such Loss and the computation of such amount.

      (d) All of Lessor's rights, privileges and indemnities contained in this Section XV shall survive the expiration or other termination of this Agreement and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

XVI. DISCLAIMER: LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE,
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ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL,
WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following, regardless of any negligence of Lessor (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or any risks relating thereto;
(iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Lease, Lessee shall be, and hereby is, authorized during the term of this Lease to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment.

XVII. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each
Schedule:

      (a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "DOCUMENTS") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

      (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws.

      (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

      (d)   The entry into and performance by Lessee of the Documents will not:
(i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or By-Laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

      (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement.

      (f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property.

      (g) Each Balance Sheet and Statement of Income delivered to Lessor has been prepared in accordance with generally accepted accounting principles, and since the date of the most recent such Balance Sheet and Statement of Income, there has been no material adverse change.

      (h) Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Agreement).

      (i) The Equipment will at all times be used for commercial or business purposes.

XVIII.  EARLY TERMINATION:

      (a) On or after the First Termination Date (specified in the applicable Schedule), Lessee may, so long as no default exists hereunder, terminate this Agreement as to all (but not less than all) of the Equipment on such Schedule as of a rent payment date ("TERMINATION DATE") upon at least ninety (90) days prior written notice to Lessor.

      (b) Lessee shall, and Lessor may, solicit cash bids for the Equipment on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"). Prior to the Termination Date, Lessee shall (i) certify to Lessor any bids received by Lessee and (ii) pay to Lessor
(A) the Termination Value (calculated as of the rental due on the Termination
Date) for the Equipment, and (B) all rent and other sums due and unpaid as of the Termination Date.

      (c) Provided that all amounts due hereunder have been paid on the Termination Date, Lessor shall (i) sell the Equipment on an AS IS BASIS for cash to the highest bidder and (ii) refund the proceeds of such sale (net of any related expenses) to Lessee up to the amount of the Termination Value. If such sale is not consummated, no termination shall occur and Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to Lessee.

      (d) Notwithstanding the foregoing, Lessor may elect by written notice, at any time prior to the Termination Date, not to sell the Equipment. In that event, on the Termination Date Lessee shall (i) return the Equipment (in accordance with Section XI) and (ii) pay to Lessor all amounts required under
Section XVIII(b) less the amount of the highest bid certified by Lessee to Lessor.

XIX.  PURCHASE OPTION:

      (a) So long as no default exists hereunder and the lease has not been earlier terminated, Lessee may at lease expiration, upon at least one hundred eighty (180) days prior written notice to Lessor, purchase all (but not less than all) of the Equipment in any Schedule on an AS IS WHERE IS BASIS, without recourse to or warranty from Lessor, express or implied, for cash equal to its then Fair Market Value (plus all applicable sales taxes).

      (b) "FAIR MARKET VALUE" shall mean the price which a willing buyer (who is neither a lessee in possession nor a used equipment dealer) would pay for the Equipment in an arm's-length transaction to a willing seller under no compulsion to sell; provided , however , that in such determination: (i) the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under this Agreement; (ii) in the case of any installed Equipment, that Equipment shall be valued on an installed basis; and (iii) costs of removal from current location shall not be a deduction from such valuation. If Lessor and Lessee are unable to agree on the Fair Market Value at least one hundred thirty-five (135) days before lease expiration, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Value, and that determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

      (c) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within fifteen (15) days after Fair Market Value is determined (by agreement or appraisal).

XX.  MISCELLANEOUS:

      (a) LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS LEASE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      (b) Unless and until Lessee exercises its rights under Section XIX above, nothing herein contained shall give or convey to Lessee any right, title or interest in and to any Equipment except as a lessee. Any cancellation or termination by Lessor, pursuant to the provision of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder. All Equipment shall at all times remain personal property of Lessor regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof.

      (c) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith. Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing. This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

      (d) In case of a failure of Lessee to comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor within five days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

      (e) Any rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

      IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


LESSOR:                                    LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION       XETEL CORPORATION

By:                                        By:
       -----------------------------              -----------------------------

Title:                                     Title:
       -----------------------------              -----------------------------

                               AMENDMENT NO. 001
                                       TO
                             MASTER LEASE AGREEMENT
                          DATED 04/30/96 (THE "LEASE")
                                 BY AND BETWEEN
                          XETEL CORPORATION ("LESSEE")
                                      AND
                GENERAL ELECTRIC CAPITAL CORPORATION ("LESSOR")



WHEREAS, Lessor and Lessee desire to amend a certain provision of the Lease as hereinafter provided;

NOW THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree to amend the Lease by adding the following language to Section XII of the Lease:

         (e) Any default by Lessee under any loan, lease, note, contract or other monetary obligation which is now or may hereafter be in effect as to any obligee, where obligee has accelerated payment of the obligation with or without first giving notice to Lessee, shall constitute a default under this Lease. Accelarated, as defined herein, shall mean, declared immediately due and payable. Lessee also hereby agrees to notify the Lessor immediately upon the occurrence of any such default. Failure to do so shall constitute an immediate default under this Lease.

This Amendment shall be deemed to have been entered into contemporaneously with and integrated into the terms and conditions of the Lease.

Except as set out herein, the terms and conditions of the Lease shall remain in full force and effect as entered into by the parties on or prior to the date hereof.

Dated:   04/30, 1996


LESSOR:                                            LESSEE:

GENERAL ELECTRIC CAPITAL                   XETEL CORPORATION
CORPORATION

By:                                        By:
       -----------------------------              -----------------------------
Name:                                      Name:
       -----------------------------              -----------------------------
Title:                                     Title:
       -----------------------------              -----------------------------

                               AMENDMENT NO. 002
                                       TO
                             MASTER LEASE AGREEMENT
                            DATED AS OF 04/30, 1996

         THIS AMENDMENT amends and supplements the above lease (the "Lease"), between GENERAL ELECTRIC CAPITAL CORPORATION ("Lessor") and XeTel Corporation, ("Lessee") and is hereby incorporated into the Lease as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

         Section XXI is added to the Lease to include the following:

         Financial Covenants of Lessee. Until such time as the expiration or termination of this Lease, including payment of all fees due thereunder and the fulfillment of all obligations, the Lessee agrees:

         1.) Liabilities to Net Worth Ratio. Not to permit the ratio of the Lessee's consolidated total liabilities to the Lessee's consolidated net worth to exceed 2.0 to 1.0, measured on a fiscal quarter basis beginning with the fiscal quarter ending 3/31/96.

         2.) Consolidated Net Loss. The lessee will not incurr a net loss, in any two consecutive fiscal quarters beginning with the fiscal quarter ending 3/31/96.


Unless otherwise defined herein, accounting terms used in the Financial Covenants of Lessee shall have the meanings given to them pursuant to GAAP. GAAP means generally accepted accounting principles as applied in the preparation of the financial statements of the Lessee referred to in Section V of the Master Lease Agreement.

Determination of compliance under Section XXI shall be made by Lessor based upon information contained in the financial reports and other information and reports furnished under Section V of the Master Lease Agreement.

         Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, Lessee and Lessor have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.


LESSOR:                                            LESSEE:

GENERAL ELECTRIC CAPITAL                   XETEL CORPORATION
CORPORATION

By:                                        By:
   ---------------------------------          ---------------------------------

Name:                                      Name:
     -------------------------------            -------------------------------

Title:                                     Title:
      ------------------------------             ------------------------------


                                           Attest:


                                           By:
                                              ---------------------------------

                                           Name:
                                                -------------------------------

                               AMENDMENT NO. 003
                           TO MASTER LEASE AGREEMENT
                              DATED AS OF 04/30/96


      THIS ADDENDUM (this "ADDENDUM") amends and supplements the above referenced lease (the "LEASE"), between GENERAL ELECTRIC CAPITAL CORPORATION ("LESSOR") and XeTel Corporation ("LESSEE") and is hereby incorporated into the Lease as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

For purposes of all Schedules to the Lease entered into following the date hereof, Section III(a) and (b) of the Lease is hereby amended to read in its entirety as follows:

      (a) The periodic rent payments in each Schedule have been calculated on the assumption (which, as between Lessor and Lessee, is mutual) that the maximum effective corporate income tax rate (exclusive of any minimum tax rate) for calendar-year taxpayers ("EFFECTIVE RATE") will be thirty-five (35%) each year during the lease term.

      (b) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Internal Revenue Code of 1986, as amended, (the "CODE")), the Effective Rate is higher than thirty-five percent (35%) for any year during the lease term, then Lessor shall have the right to increase such rent payments by requiring payment of a single additional sum equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Termination Value, divided by (iii) the difference between the new Effective Tax Rate (expressed as a decimal) and one
(1). The adjusted Termination Value shall be the Termination Value (calculated as of the first rental due in the year for which such adjustment is being made) less the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all subsequent years of the lease term). Lessee shall pay to Lessor the full amount of the additional rent payment on the later of (i) receipt of notice or
(ii) the first day of the year for which such adjustment is being made.


      (c) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Internal Revenue Code of 1986, as amended, (the "Code")), the Effective Rate is lower than thirty-five percent (35%) for any year during the lease term, then Lessee shall have the right to request a decrease in the rent payments by requiring the Lessor to make a payment of a single sum equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Termination Value divided by the difference between the new Effective Tax Rate (expressed as a decimal) and one (1). The adjusted Termination Value shall be the Termination Value (calculated as of the first rental due in the year for which such adjustment is being made) less the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all subsequent years of the
      lease term).   Lessor shall pay to Lessee the full amount of the
      reduction rent payment on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

      (d) Lessee's obligation under this Section III shall survive any expiration or termination of this Agreement.

Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding nor effective with respect to the Lease or the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee.

      IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.


LESSOR:                                  LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION     XeTel Corporation


By:                                      By:
   ---------------------------------        ---------------------------------

Name:                                    Name:
     -------------------------------          -------------------------------

Title:                                   Title:
      ------------------------------           ------------------------------

                                         Attest:

                                         By:
                                            ---------------------------------

                                         Name:
                                              -------------------------------

                               CORPORATE LESSEE'S
                         BOARD OF DIRECTORS RESOLUTION


      The undersigned hereby certifies: (i) that she/he is the Secretary of XETEL CORPORATION; (ii) that the following is a true and correct copy of resolutions duly adopted at a meeting of the Board of Directors of said Corporation duly held on the ____________________ day of ____________________,
19_____; and (iii) that said resolutions have not been amended, rescinded, modified or revoked, and are in full force and effect:


      "RESOLVED, that each of the officers of this Corporation, whose name appears below:




- -----------------------------------          ----------------------------------
President                                    Treasurer



- -----------------------------------          ----------------------------------
Vice President                               Secretary

or the duly elected or appointed successor in office of any or all of them, be, and hereby is, authorized and empowered in the name and on behalf of this Corporation to enter into, execute and deliver a master lease agreement with GENERAL ELECTRIC CAPITAL CORPORATION ("LESSOR") as Lessor, providing for the leasing to (or sale and leaseback by) this Corporation, from time to time, of certain equipment, and further providing for this Corporation to indemnify said Lessor against certain occurrences and against the loss of contemplated tax treatment; and


      FURTHER RESOLVED, that each officer of this Corporation be, and hereby is, authorized and empowered in the name and on behalf of this Corporation to enter into, execute and deliver any documents and to do and perform all other acts and deeds which may be necessary or appropriate to effectuate the lease (or sale and leaseback) of equipment from Lessor; and


      FURTHER RESOLVED, that the Lessor may rely upon the aforesaid resolutions until receipt by it of written notice of any change.


      IN WITNESS WHEREOF, I have set my hand and affixed the seal of said Corporation this ____________________ day of ____________________, 19_____.





(CORPORATE SEAL)





- ------------------------------
Secretary

                     ELECTRONIC AND TEST EQUIPMENT SCHEDULE
                                SCHEDULE NO. 001
                              DATED THIS 04/30/96
                           TO MASTER LEASE AGREEMENT
                              DATED AS OF 04/30/96


Lessor & Mailing Address:                             Lessee & Mailing Address:

GENERAL ELECTRIC CAPITAL CORPORATION                  XETEL CORPORATION
303 INTERNATIONAL CIRCLE  SUITE 300                   2525 BROCKTON DRIVE
HUNT VALLEY, MD 21031                                 AUSTIN, TX 78756


Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease Agreement identified above ("AGREEMENT"; said Agreement and this Schedule being collectively referred to as "LEASE").


A.   EQUIPMENT

     Pursuant to the terms of the Lease, Lessor agrees to acquire and lease to Lessee the Equipment listed on Annex A attached hereto and made a part hereof.

B.   FINANCIAL TERMS

   1.        Advance Rent (if any):  $34,205.10.
   2.        Capitalized Lessor's Cost:  $1,974,286.12.
   3.        Basic Term Lease Rate Factor:  1.73253.
   4.        Daily Lease Rate Factor:  .057751.
   5.        Basic Term (No. of Months):  60.
   6.        Basic Term Commencement Date:  05/01/96.
   7.        Equipment Location:  2525 BROCKTON DRIVE, AUSTIN, TX  78758.
   8.        Lessee Federal Tax ID No:  74-2310781.
   9.        Last Delivery Date:  04/30/96.
  10. First Termination Date: THIRTY-SIX (36) MONTHS AFTER THE BASIC TERM COMMENCEMENT DATE.



C.   TAX BENEFITS

     Depreciation Deductions:

     a.  Depreciation Method (check one):

         [ ] The 200% declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance; OR


         [ ] The method determined by applying to the unadjusted basis the applicable percentages set forth in Section 168(b)(1) of the Code, as in effect prior to the adoption of the Tax Reform Act of 1986.

     b.  Recovery Period:  5 YEARS.

     c.  Basis:  100% of Capitalized Lessor's Cost.

D.   TERM AND RENT

     1. Interim Rent. For the period from and including the Lease Commencement Date to the Basic Term Commencement Date ("INTERIM PERIOD"), Lessee shall pay as rent ("INTERIM RENT") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on N/A.

     2. Basic Term Rent. Commencing on 05/01/96 and on the same day of each month thereafter (each, a "RENT PAYMENT DATE") during the Basic Term, Lessee shall pay as rent ("BASIC TERM RENT") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

     3. Adjustment to Capitalized Lessor's Cost. Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than ten percent (10%) to account for equipment change orders, equipment returns, invoicing errors, and similar matters. Lessee acknowledges and agrees that the Rent shall be adjusted as a result of such change in the Capitalized Lessor's Cost (pursuant to paragraphs 1 and 2 above). Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if different from that disclosed on this Schedule.

E.   INSURANCE

     1.  Public Liability:  $1,000,000 total liability per occurrence.

     2. Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment.

F.   MODIFICATIONS AND ADDITIONS TO LEASE

     For purposes of this Schedule only, the Agreement is amended as follows:

     1. Section I(b) of the Agreement is hereby deleted in its entirety and the following substituted in its stead:

         (b) The obligation of Lessor to purchase the Equipment from Lessee and to lease the same to Lessee shall be subject to receipt by Lessor, on or prior to the earlier of the Lease Commencement Date or Last Delivery Date therefor, of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule relating to the Equipment then to be leased hereunder, (ii) a Bill of Sale, in the form of Annex B to the applicable Schedule, transferring title to the Equipment to Lessor, (iii) evidence of insurance which complies with the requirements of Section X, and (iv) such other documents as Lessor may reasonably request. Simultaneously with the execution of the Bill of Sale, Lessee shall also execute a Certificate of Acceptance, in the form of Annex C to the applicable Schedule, covering all of the Equipment described in the Bill of Sale.

     2. Section VI(a) shall be deleted and the following substituted in its stead:

         (a) The parties acknowledge that this is a sale/leaseback transaction and the Equipment is in Lessee's possession as of the Lease Commencement Date.

     3. Section VII of the Lease is amended by adding the following as the third sentence in subsection (a):

         Lessee agrees that upon return of the Equipment, it will comply with all original manufacturer's performance specifications for new Equipment without expense to Lessor. Lessee shall, if requested by Lessor, obtain a certificate or service report from the manufacturer attesting to such condition.

     4.  Each reference contained in this Agreement to:

         (a) "Adverse Environmental Condition" shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any substance, chemical, material, pollutant, Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment or (iii) the violation, or alleged violation of any statutes, ordinances, orders, rules regulations, permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any Equipment.

         (b) "Affiliate" shall refer, with respect to any given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         (c) "Contaminant" shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances, or other material or substance which has in the past or could in the future constitute a health, safety or environmental hazard to any Person, property or natural resources.

         (d) "Environmental Claim" shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

         (e) "Environmental Emission" shall refer to any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater or property.

         (f) "Environmental Law" shall mean any federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq .), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq .), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq .), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq .), the Clean Air Act (42 U.S.C. Section 7401 et seq .), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq .), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq .), and the Occupational Safety and Health Act (19 U.S.C. section 651 et seq .), as these laws have been amended or supplemented, and any analogous foreign, federal, state or local statutes, and the regulations promulgated pursuant thereto.

         (g) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

         (h) "Person" shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

     5. Lessee shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Lessor and its Affiliates, successors and assigns, directors, officers, employees and agents from and against any Environmental Claim or Environmental Loss.

     6. The provisions of this Schedule shall survive any expiration or termination of the Lease and shall be enforceable by lessor, its successors and assigns.

     7.     RETURN CONDITIONS:  In addition to the provisions provided for in
         Section XI of the Lease, and provided that the Lessee has not elected its option to purchase the Equipment, Lessee shall, at its expense:

         (a) Upon the request of Lessor, Lessee shall no later than one hundred eighty (180) days prior to the expiration or other termination of the Lease provide:

             (i) a detailed inventory of the Equipment (including the model and serial number of each major component thereof), including, without limitation, all internal circuit boards, module boards, and software features;

             (ii) a complete and current set of all manuals, blue prints, process flow diagrams, equipment configuration, setup and operation diagrams, maintenance records and other data that may be reasonably requested by Lessor concerning the configuration and operation of the Equipment; and

             (iii) a certification of the manufacturer or of a maintenance provider acceptable to Lessor that the Equipment (1) has been tested and is operating in accordance with manufacturers specifications (together with a report detailing the condition of the Equipment), the results of such test(s) and inspection(s) and all repairs that were performed as a result of such test(s) and inspection(s) and (2) that the Equipment qualifies for the manufacturers used equipment maintenance program.

         (b) Upon the request of Lessor, Lessee shall, no later than one hundred twenty (120) days prior to the expiration or other termination of the Lease, make the Equipment available for on-site operational inspection by persons designated by the Lessor who shall be duly qualified to inspect the Equipment in its operational environment.

         (c) Provide that all Equipment shall be cleaned and treated with respect to rust, corrosion and appearance in accordance with manufacturers recommendations and consistent with the best practices of dealers in used equipment similar to the Equipment; shall have no Lessee installed markings or labels which are not necessary for the operation, maintenance or repair of the Equipment; and shall be in compliance with all applicable governmental laws, rules and regulations.

         (d) Provide that the Equipment shall be deinstalled and packed, free of all Contaminants, by or under the supervision of the manufacturer or such other person acceptable to Lessor in accordance with manufacturers recommendations. Without limitation, all internal fluids will either be drained and disposed of or filled and secured in accordance with manufacturers recommendations and applicable governmental laws, rules and regulations.

         (e) Provide for transportation of the Equipment in a manner consistent with the manufacturer's recommendations and practices, or, if specified by Lessor, in a manner consistent with standard industry practices, to any locations within the continental United States as Lessor shall direct; and shall have the Equipment unloaded at such locations.

Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.


LESSOR:                                   LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION      XETEL CORPORATION

By:                                       By:
   ---------------------------------         ---------------------------------

Name:                                     Name:
     -------------------------------           -------------------------------

Title:                                    Title:
      ------------------------------            ------------------------------

                                          Attest:


                                          By:
                                             ---------------------------------

                                          Name:
                                               -------------------------------

                                    ADDENDUM
                              TO SCHEDULE NO. 001
                           TO MASTER LEASE AGREEMENT
                              DATED AS OF 04/30/96

      THIS ADDENDUM (this "ADDENDUM") amends and supplements the above referenced schedule (the "SCHEDULE") to the above referenced lease (the "LEASE"), between GENERAL ELECTRIC CAPITAL CORPORATION ("LESSOR") and XETEL CORPORATION ("LESSEE") and is hereby incorporated into the Schedule as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

      For purposes of this Schedule only, the Lease is amended by adding the following thereto:


FAIR MARKET VALUE RENTAL RENEWAL

      (a) So long as no default exists hereunder and the lease has not been earlier terminated, Lessee may at lease expiration, upon at least 120 days but not more than 270 days prior written notice to Lessor, extend the term of the Lease with respect to all (but not less than all) of the Equipment in this Schedule for a mutually acceptable term (the "RENEWAL PERIOD") for a scheduled monthly rental equal to the monthly Fair Market Rental Value thereof determined as of the end of the pre-extension Lease term.

      (b) "FAIR MARKET RENTAL VALUE" shall mean the price which a willing lessee would pay for the rental of the Equipment in an arms-length transaction to a willing lessor under no compulsion to lease for a time period similar to the Renewal Period; provided, however, that in such determination: (i) the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under this Lease (ii) in the case of any installed additions to the Equipment, same shall be valued on an installed basis; and
(iii) costs of removal of the Equipment from the current location shall not be a deduction from such valuation. If Lessor and Lessee are unable to agree on the Fair Market Rental Value at least 135 days before Lease expiration, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Rental Value, and that determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

      (c) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within 15 days after Fair Market Rental Value is determined (by agreement or appraisal).

      Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding nor effective with respect to the Lease or the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee.


      IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.


LESSOR:                                    LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION       XETEL CORPORATION

By:                                        By:
   ---------------------------------          ---------------------------------

Name:                                      Name:
     -------------------------------            -------------------------------

Title:                                     Title:
      ------------------------------             ------------------------------
                                           Attest


                                           By:
                                              ---------------------------------

                                           Name:
                                                -------------------------------

                                    ANNEX B
                                       TO
                                SCHEDULE NO. 001
                           TO MASTER LEASE AGREEMENT
                              DATED AS OF 04/30/96

                                  BILL OF SALE


XETEL CORPORATION (the "SELLER"), in consideration of the sum of ONE MILLION NINE HUNDRED SEVENTY-FOUR THOUSAND TWO HUNDRED EIGHTY-SIX DOLLARS AND 12/100 DOLLARS ($1,974,286.12) plus sales taxes in the amount of ZERO DOLLARS ($00/100) (if exemption from sales tax is claimed, an exemption certificate must be furnished to Buyer herewith), paid by GENERAL ELECTRIC CAPITAL CORPORATION (the "BUYER"), receipt of which is acknowledged, hereby grants, sells, assigns, transfers and delivers to Buyer the equipment (the "EQUIPMENT") described in the above schedule (said schedule and related lease being collectively referred to as "LEASE"), along with whatever claims and rights Seller may have against the manufacturer and/or supplier of the Equipment (the "SUPPLIER"), including but not limited to all warranties and representations. At Buyer's request, Seller will cause Supplier to execute the attached Acknowledgment.

Buyer is purchasing the Equipment for leasing back to Seller pursuant to the Lease. Seller represents and warrants to Buyer that (1) Buyer will acquire by the terms of this Bill of Sale good title to the Equipment free from all liens and encumbrances whatsoever; (2) Seller has the right to sell the Equipment; and (3) the Equipment has been delivered to Seller in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; and (4) the equipment has been accurately labeled, consistent with the requirements of 40 CFR part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

Seller agrees to save and hold harmless Buyer from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Buyer as a consequence of the sale of the Equipment to Buyer.


IN WITNESS WHEREOF, Seller has executed this Bill of Sale this
____________________ day of ____________________, 19_____.


                                SELLER:

                                XETEL CORPORATION

                                By:
                                       ----------------------------

                                Title:
                                       ----------------------------

                             PAYMENT AUTHORIZATION


General Electric Capital Corporation
303 International Circle Suite 300
Hunt Valley, MD 21031


      You are hereby authorized to pay the proceeds from our sale to you of certain Equipment as evidenced on the attached Bill of Sale to the following parties in the amount(s) designated below.



     MPM CORPORATION                                  $    1,380.75
     Dept. CH 10497
     Palatine, IL 60055-0497

     Payment in Full of Invoice No.
     64684 dated 3/14/96 and Invoice
     No. 65261 dated 3/28/96.


     CAMELOT SYSTEMS, INC.                            $  122,166.67
     145 Ward Hill Avenue
     Havehill, MA  01835

     Payment in Full of Invoice No.
     004247 dated 3/13/96.


     CONVEYOR TECHNOLOGIES                            $  111,750.00
     5313 Womack Road
     Sanford, NC  27330

     Payment in Full of Invoice No.
     AA-01500 dated 3/17/96.


     ELECTROVERT U.S.A. CORP.                         $   64,750.00
     Dept. AT 40037
     Atlanta, GA  31192-0037

     Payment in Full of Invoice No.
     205855 dated 3/5/96.


     PAC, INC.                                        $   62,475.00
     1263 North Plano Road
     Richardson, TX  75081-2424

     Payment in Full of Invoice No.
     73077 dated 4/22/96.


     FUJI AMERICA CORPORATION                         $1,266,655.50
     P.O. Box A3938
     Chicago, IL  60690

     Payment in Full ov Invoice No.
     13113 dated 4/19/96.


     UNITED VAN LINES, INC.                           $    2,613.88
     One United Drive
     Fenton, MO  63026

     Payment in Full of Invoice No.
     0301 00201 6 01 dated 3/22/96.


     XETEL CORPORATION                                $  342,494.32
     2525 Brockton Drive
     Austin, TX  78758

     Reimbursement of monies previously
     paid to MPM Corporation, Mayflower
     Transit and Camelot Systems, Inc.



                                       TOTAL          $1,974,286.12





                                    Very truly yours,

                                    XETEL CORPORATION

                                    BY:
                                            ----------------------------------


                                    TITLE:
                                            ----------------------------------


                                    DATE:
                                            ----------------------------------

April 25, 1996




XeTel Corporation
2525 Brockton Drive
Austin, TX  78756
Attn: Mr. Richard Chilinski

Dear Chilinski:

      GENERAL ELECTRIC CAPITAL CORPORATION is entering into an agreement to lease certain equipment set forth on the attached Annex A (the "EQUIPMENT") pursuant to that certain Master Lease Agreement dated 04/30/96 (the "AGREEMENT") with XETEL CORPORATION. In accordance with the requirements of
Article 2A of the Uniform Commercial Code, Lessor hereby makes the following disclosures to Lessee prior to execution of the Agreement, (a) the person supplying the Equipment is VARIOUS (the "SUPPLIER"), (b) Lessee is entitled to the promises and warranties, including those of any third party, provided to the Lessor by Supplier, which is supplying the Equipment in connection with or as part of the contract by which Lessor acquired the Equipment and (c) with respect to such Equipment, Lessee may communicate with Supplier and receive an accurate and complete statement of such promises and warranties, including any disclaimers and limitations of them or of remedies.



                                        GENERAL ELECTRIC CAPITAL CORPORATION


                                        By:
                                            ----------------------------------


                                        Its:
                                            ----------------------------------


ACKNOWLEDGED AND AGREED:
XETEL CORPORATION


By:
    -------------------------------------


Its:
    -------------------------------------

                             CERTIFICATE CONCERNING
                       PAYMENT OF PERSONAL PROPERTY TAXES
                           (LESSEE REPORTS EQUIPMENT)


  To:   General Electric Capital Corporation

        To insure Lessee's compliance with the provisions of the Master Lease Agreement dated as of 04/30/96 (the "LEASE") by and between the undersigned, as Lessee, and GENERAL ELECTRIC CAPITAL CORPORATION, as Lessor, with respect to the payment of personal property taxes on the Equipment described in Annex A to Schedule No. 001 to the Lease, Lessee hereby agrees that it will (a) list all such Equipment, (b) report all property taxes assessed against such Equipment and (c) pay all such taxes when due directly to the appropriate taxing authority until Lessor shall otherwise direct in writing. Upon request of Lessor, Lessee shall promptly provide proof of filing and proof of payment to Lessor.




                                     LESSEE:   XETEL CORPORATION

                                               By:
                                                      -------------------------
                                               Title:
                                                      -------------------------
                                               Date:
                                                      -------------------------